EXCHANGE AGREEMENT

                     This Exchange Agreement (this "Agreement") is entered into as of July 31, 2001 (the "Effective Time"), by and among TechSys, Inc., a New Jersey corporation ("TechSys"), Fuel Cell Companies, Inc., a Nevada corporation ("FCCI"), Malcolm Bricklin ("Bricklin"), Richard E. Janowski ("Janowski"), and Rick R. Moore ("Moore"). Bricklin, Janowski, and Moore are collectively referred to herein as, the "Executives." TechSys, FCCI, Bricklin, Janowski and Moore are collectively referred to herein as, the "Parties."

RECITALS

                     WHEREAS, TechSys is to acquire from FCCI, pursuant to a notice dated as of the date hereof, the assets pledged by FCCI as security for the notes referred to in Section 1 hereof (the "Pledged Assets") including, without limitation, approximately 37,395,000 shares of the outstanding common stock of MFCS and 38,750,000 shares of the outstanding common stock of SOFC. The shares of the Companies to be acquired by TechSys are referred to herein as, the "Company Shares;"

                     WHEREAS, the Executives owned, either directly or indirectly, an aggregate of 5,925,000 shares of the outstanding capital stock of Micro Fuel Cell Systems, Inc., a Nevada corporation ("MFCS"), 8,125,000 shares of the outstanding common stock of SOFC Energy, Inc., a Nevada corporation ("SOFC"), and all of the shares of outstanding capital stock of Clean Power Industries, Inc., a Nevada corporation ("CPI") not owned by FCCI, as set forth on Exhibit A, and prior to the Effective Time, all such shares owned by the Executives, either directly or indirectly (the "Executive Shares") were transferred to FCCI by the Executives as a contribution to the capital of FCCI. SOFC, MFCS, and CPI are collectively referred to herein as, the "Companies." The Company Shares and the Executive Shares are collectively referred to herein as, the "Exchanged Shares;"

                     WHEREAS, TechSys wishes to acquire from FCCI, and FCCI wishes to transfer to TechSys, the Pledged Assets, including the Exchanged Shares, on the terms hereof;

                     WHEREAS, the Parties wish to terminate all employment agreements and all consulting agreements by and between each of the Companies and each Executive and by and between each of the Companies and any entity owned or controlled by such Executive or such entity, including the employment agreements and consulting agreements set forth on Exhibit B attached hereto (each, an "Employment Agreement," and collectively, the "Employment Agreements"); and

                     WHEREAS, the Parties agree that neither FCCI nor any Executive shall compete with TechSys or the Companies, nor solicit any customers, suppliers, employees, consultants, or independent contractors of TechSys or the Companies, for such time, and upon the terms and conditions set forth herein.

                     NOW, THEREFORE, in consideration of the premises and the undertakings set forth herein, the Parties hereby agree as follows:

                     1.   Delivery of the Pledged Assets. At the Effective Time, TechSys shall cancel the notes of FCCI in the aggregate principal amount of $700,000 (and any claims for interest thereon) and shall issue an aggregate of 780,000 shares of TechSys Common Stock to FCCI in exchange for the Pledged Assets, including the Exchanged Shares, and the execution and delivery to TechSys of this Agreement by FCCI. At the Effective Time, FCCI shall deliver to TechSys:

                   (a)     all of FCCI's right, title, and interest in the Pledged Assets, including all of FCCI's right, title, and interest in the Exchanged Shares, and

                   (b)     all shares of common stock and preferred stock held by FCCI in each of MFCS, SOFC, and CPI (including the shares being transferred by the Executives to FCCI as set forth on Exhibit A).

                     2.   Payment of Cash Consideration by TechSys to the Executives. At the Effective Time, TechSys shall deliver $1,000 in cash to each of Bricklin, Janowski, and Moore (the “Cash Consideration”) in consideration for the execution and delivery to TechSys of this Agreement.

                     3.  Termination of Employment Agreements.

                   (a)     Termination by Consent. Each Executive hereby consents to the termination of all Employment Agreements between such Executive and each of MFCS, SOFC and CPI to which such Executive is a party, including, without limitation, the Employment Agreements set forth on Exhibit B attached hereto.

                   (b)     No Further Liability. At and following the Effective Time, each of TechSys, MFCS, SOFC and CPI shall have no continuing obligation to any Executive under any of the Employment Agreements.

                    (c)     Continuing Obligations of Holders Under Employment Agreements. Each Executive shall continue to be bound by all post-termination continuing obligations under each of such Executive's Employment Agreements, including, without limitation, all continuing non-competition, non-solicitation and confidentiality provisions set forth therein.

                     4.  Non-Competition and Non-Solicitation.

                   (a)     Except upon the receipt of prior written consent from TechSys, and except as provided in Section 4(b), for a period of two years after the Effective Time, FCCI (through itself or through any officer, director, employee, agent, or other representatives) and each Executive hereby agree not to, directly or indirectly:

                        (i)     Engage, directly or indirectly, in any venture or activity in or relating to the business of TechSys or the Companies, including, without limitation, the business of the acquisition or development of technology and products involved in the delivery of energy, including through the use of fuel cells (the “Business”), whether individually, as an employee, consultant, independent contractor or in any other capacity;

                        (ii)     Solicit, directly or indirectly, any customers of TechSys or the Companies or any potential customers with which FCCI or such Executive had contact at any time as an employee, consultant, independent contractor, or other representative of TechSys or the Companies (each a “Customer”) or solicit, directly or indirectly, any suppliers, employees, consultants, or independent contractors of TechSys or the Companies;

                        (iii)      Request, directly or indirectly, that any Customer or other Person(s) sharing a business relationship with TechSys or the Companies curtail or cancel their business with TechSys or the Companies; or

                        (iv)     Induce or attempt to influence, directly or indirectly, any other employee of TechSys or the Companies to terminate his or her employment with TechSys or the Companies, or hire for any purpose any employee of TechSys or the Companies or any employee who has left the employment of TechSys or the Companies for two years after the date hereof.

                        (v)     Interfere with, in any manner, any relationship of any of the Companies with any third party, including, without limitation, any such relationship with Adelan Limited, the California Institute of Technology, or the United States Government (or any agency or instrumentality thereof).

                   (b)     Notwithstanding the provisions of Section 4(a)(i), solely with respect to the Executives and any entity owned or controlled by any Executive, no Executive or such entity shall engage, directly or indirectly, in any venture or activity in or relating to the business of TechSys or the Companies, including, without limitation, the Business, whether individually, as an employee, consultant, independent contractor or in any other capacity for a period commencing at the Effective Time and ending at such time as TechSys and such Executive or entity enter into an employment agreement with TechSys; provided, that, such period shall not exceed 75 days after the Effective Time;

                   (c)     If FCCI or any Executive violates any of the restrictions contained in subparagraph (a) or (b) above, the restrictive period provided for in such subparagraph shall be increased by the period of time from the commencement of any such violation until the time such violation shall be cured by FCCI or such Executive to the reasonable satisfaction of TechSys.

                   (d)     In the event that either the length of time or the geographic area contemplated in subparagraph (a) or (b) above is deemed too restrictive or overbroad in any court proceeding, the court shall reduce or modify such restrictions to those which it deems reasonable under the circumstances.

                    (e)     In addition to all other remedies that may be available to any party hereto in connection with a breach by any other party hereto of its obligations under this Section 4, each party hereto shall be entitled to specific performance and injunctive and other equitable relief with respect to this Section 4. Each party hereto waives, and agrees to use all reasonable efforts to cause its representatives to waive, any requirement to secure or post a bond in connection with any such relief.

                     5.  Acknowledgements, Representations and Warranties.

                   (a)     Representations and Warranties of the Executives. Each Executive hereby represents and warrants to TechSys that such Executive has transferred all of such Executive's interests in all shares of the Companies, and has caused each of the entities set forth on Exhibit C attached hereto to transfer all of each such entity's interests in all shares of the Companies, free and clear of all liens and other encumbrances, to FCCI as a capital contribution prior to the Effective Time.

                   (b)      Acknowledgements, Representations and Warranties of FCCI.

                        (i)     FCCI hereby represents and warrants to TechSys that, prior to the Effective Time, FCCI has taken possession of all of the Pledged Assets, including, without limitation, the Exchanged Shares, from the Executives and that such shares remain free and clear of all liens and other encumbrances.

                        (ii)     FCCI hereby acknowledges that it understands that the shares of TechSys Common Stock being issued to FCCI in connection with this Agreement have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state and, as a result thereof, such shares will be subject to substantial restrictions on transfer. FCCI further acknowledges that it understands that until such time as the shares of TechSys Common Stock being issued to FCCI in connection with this Agreement are registered for resale under federal or state securities laws, FCCI may be precluded from selling or otherwise transferring or disposing of such shares, or any portion thereof, and may have to bear the economic risk of investment in the such shares for an indefinite period of time.

                   (c)      Representations and Warranties of TechSys. TechSys represents and warrants to FCCI that the shares of TechSys Common Stock to be issued by TechSys to FCCI in connection with this Agreement have been duly authorized and will, when issued in accordance with the terms hereof, be validly issued, fully paid and non-assessable, and free and clear of any pre-emptive rights of the stockholders of TechSys.

                     6.   Termination of Merger Agreement. The Agreement and Plan of Merger, dated as of April 5, 2001, by and among TechSys, Newco TKSS, Inc., a wholly-owned subsidiary of TechSys, and FCCI is terminated by mutual consent of the parties thereto pursuant to Section 8.1(a) thereof.

                     7.  Miscellaneous.

                   (a)      Governing Law. This Agreement will be governed by and construed in accordance with the domestic laws of the State of New Jersey, without giving effect to any choice of law or conflict rule of any jurisdiction that would cause the laws of any other jurisdiction to be applied. In furtherance of the foregoing, the internal law of the State of New Jersey will control the interpretation and construction of this Agreement, even if under any choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

                   (b)      Jurisdiction. Each party hereby (i) irrevocably submits to the jurisdiction of the state courts of, and the federal courts located in, the State of New Jersey in any action or proceeding arising out of or relating to, this Agreement, (ii) waives, and agrees to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court, and waives and agrees not to seek any review by any court of any other jurisdiction which may be called upon to grant an enforcement of the judgment of any such court.

                   (c)      Notices. All demands, notices, communications and reports ("Notices") provided for in this Agreement will be in writing and will be either personally delivered, mailed by first class mail (postage prepaid) or sent by reputable governight courier service (delivery charges prepaid) to any party at the address specified on Exhibit D attached hereto or at such address, to the attention of such other person, and with such other copy, as the recipient party has specified by prior written. Notice to the sending party pursuant to the provisions of this section:

                   (d)      Severability of Provisions. If any provision of this Agreement is held to be invalid for any reason whatsoever, then such provision will be deemed severable from the remaining provisions of this Agreement and will in no way affect the validity or enforceability of any other provision of this Agreement.

                   (e)      Counterparts. The Parties may execute this Agreement in separate counterparts (no one of which need contain the signatures of all parties), each of which will be an original and all of which together will constitute one and the same instrument.

                   (f)      No Third-Party Beneficiaries. Except as otherwise expressly provided in this Agreement, no person which is not a party will have any right or obligation pursuant to this Agreement.

                   (g)      Headings. The headings used in this Agreement are for the purpose of reference only and will not affect the meaning or interpretation of any provision of this Agreement.

[SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the date first above written.

                                          TECHSYS, INC.

                                          By:  _______________________
                                                Name:  Steven L. Trenk
                                                Title:    President

                                          FUEL CELL COMPANIES, INC.

                                          By:  _______________________
                                                Name: Malcolm Bricklin
                                                Title:   Chairman

                                          ___________________________
                                          Malcolm Bricklin

                                          ___________________________
                                          Richard E. Janowski

                                          ___________________________
                                          Rick R. Moore

Exhibits

                     Attachments to the Exchange Agreement are omitted from this filing. The following is an index of such attachments:

          Attachment                            Description

          Exhibit A                                Shares of Common Stock and Preferred Stock of MFCS, SOFC,
                                                          and CPI Transferred to FCCI by the Executives

          Exhibit B                                Employment Agreements

          Exhibit C                                Entities Owned or Controlled by the Executives

          Exhibit D                                Notices